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                                                                   EXHIBIT 10.16

                             MANAGEMENT AGREEMENT


     THIS MANAGEMENT AGREEMENT ("Agreement") is executed as of this 18th day of June, 1999, by and between Barden Development, Inc., an Indiana corporation (the "Manager"), and The Majestic Star Casino, LLC, an Indiana limited liability company (the "Company").

                             W I T N E S S E T H:

     WHEREAS, the First Amendment tot he Third Amended and Restated Operating Agreement of the Company, dated as of March 29, 1996 (the "Operating Agreement") provides that the manager of the Company shall be entitled to receive compensation for managing the affairs of the Company;

     WHEREAS, pursuant to the terms of the Operating Agreement, the Manager has been serving as the manager of the Company since the date of such agreement without compensation; and

     WHEREAS, the Company now desires to compensate the Manager for continuing to act in such capacity.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein set forth, the parties hereto do hereby agree as follows:

     1. Terms used but not otherwise defined herein shall have the meanings set forth in that certain Indenture, dated as of June 18, 1999, by and among the Company, The Majestic Star Casino Capital Corp., the guarantors named therein and IBJ Whitehall Bank & Trust Company, as trustee thereunder (the "Indenture").

     2. During the term of this Agreement, Manager shall, subject to and in accordance with the terms of the Operating Agreement, serve as the manager of the Company.

     3. Subject to Section 4 hereof, beginning with the fiscal quarter ended September 30, 1999, the Company shall pay t5ot he Manager, on a quarterly basis, within 15 days after the end of each fiscal quarter, a management services fee equal to five percent (5.0%) of the Company's Consolidated Cash Flow for such fiscal quarter.

     4. Notwithstanding the foregoing, the Company shall not be required to pay the fees under Section 3, if:

         (a) a Default or Event of Default has occurred and is continuing under the Indenture or would occur as a consequence of such payment; or
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         (b) the Interest Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such payment is made would have been less than 1.5 to 1.0, determined on a pro forma basis, as if such payment had been made during such four-quarter period.

Any payments otherwise owed hereunder that are not made for any of the above-mentioned reasons shall not be canceled but rather shall accrue and shall be payable by the Company promptly when, and to the extent, the Company is no longer prohibited from making such payments.

     5. The term of this Agreement shall commence on the day and year first above written and shall continue until the date on which the Manager no longer serves as manager of the Company pursuant to the Operating Agreement, unless earlier terminated by either party upon 60 days prior written notice.

     6. The Manager shall have no liability hereunder for any breach of this Agreement, except to the extent that any such breach hereunder gives rise to a breach of the Manager's obligations set forth in the Operating Agreement, which breach shall be remedied pursuant to the terms thereof. The Company's sole remedy for any claim hereunder shall be the termination of this Agreement, provided, that nothing set forth herein shall in any way impair the Company's
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rights and remedies as set forth in the Operating Agreement.

     7. The Company shall indemnify the Manager, and any employee, officer, manager, director or Agent of the Manager, as and to the extent set forth in
Section 8.2 of the Operating Agreement.

     8. (a) This Agreement and the Operating Agreement set forth the entire understanding of the parties with respect to the Manager's rendering of management services to the Company. This Agreement may not be modified, waived, terminated or amended, except expressly by an instrument in writing signed by the Manager and the Company.

         (b) This Agreement and the right to receive fees and expenses due hereunder may not be assigned in whole or in part by the Manager to any party.

         (c) In the event that any provision of this Agreement shall be held to be void or unenforceable in whole or in part, the remaining provisions of this Agreement and the remaining portion of any provision held void or unenforceable in part shall continue in full force and effect.

         (d) Except as otherwise specifically provided herein, notice given hereunder shall be deemed sufficient if delivered personally or sent by registered or certified mail to the address of the party for whom intended at the principal executive offices of such party, or at such other address as such party may hereinafter specify by written notice to the other party.

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         (e) No waiver by either party of any breach of any provision of this
Agreement shall be deemed a continuing waiver or a waiver of any preceding or succeeding breach of such provision or of any other provision herein contained.

         (f) This Agreement shall be governed by and construed in accordance with the laws of the State of Indiana.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                        BARDEN DEVELOPMENT, INC.


                                        By:_________________________________
                                           Name:
                                           Title:


                                        THE MAJESTIC STAR CASINO, LLC

                                        By:  BARDEN DEVELOPMENT, INC.,
                                             Its Manager


                                        By:_________________________________
                                           Name:
                                           Title:

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